UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2006 (October 16, 2006)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South Seattle, Washington	98144
(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

_______________________________________________

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 16, 2006 (the “Merger Date”), Loretta Acquisition Corporation, a wholly-owned subsidiary of Nokia Inc. (“Nokia”), merged with and into Loudeye Corp. (“Loudeye”), with Loudeye continuing as the surviving corporation and a wholly-owned subsidiary of Nokia (the “Merger”). As a result of the Merger, on the Merger Date, Loudeye entered into a Sale and Purchase Agreement with Nokia UK Limited (the “Agreement”). Pursuant to the Agreement, the entire issued share capital of On Demand Distribution (UK) Limited, a wholly-owned subsidiary of Loudeye, will be transferred to Nokia UK Limited for fair value calculated as of the Merger Date (the “Transfer”). Loudeye expects that the Transfer will be complete in November 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

Dated: October 19, 2006	By:	/s/ Esa Kaunistola Esa Kaunistola President